Exhibit 5.1

Charles A. Brawley, III	Campbell Soup Company
Senior Vice President, Deputy General Counsel and	1 Campbell Place
Corporate Secretary	Camden, NJ 08103
856.342.3649
Fax: 856.342.3889

August 17, 2023

Campbell Soup Company

1 Campbell Place

Camden, New Jersey 08103-1799

Ladies and Gentlemen:

In my capacity as Senior Vice President, Deputy General Counsel and Corporate Secretary of Campbell Soup Company, a New Jersey corporation (the “Company”), I am furnishing this opinion in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time of the following securities: (i) senior debt securities of the Company (the “Senior Debt Securities”), which may be issued pursuant to an Indenture dated March 19, 2015, between the Company and Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association) as retiring trustee, as amended and supplemented by the Supplemental Indenture, dated August 17, 2023, between the Company, Computershare Trust Company, N.A. (as successor in interest to Wells Fargo Bank, National Association), as retiring trustee, and U.S. Bank, National Association, as successor trustee, as may be further supplemented from time to time (as so supplemented, the “Senior Indenture”), and (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to a Subordinated Indenture to be entered into by the Company and U.S. Bank, National Association, as trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). The Debt Securities being registered will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In so acting, I or other members of the legal department of the Company have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I or they have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I or they have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Campbell Soup Company

August 17, 2023

In rendering this opinion, I have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. In addition, I have assumed (i) a definitive underwriting or similar agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) that all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) that a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Debt Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the applicable Indenture or Indentures and indenture trustees will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vi) that the Company will continue to be validly existing under the laws of New Jersey; and (vii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (x) to issue and sell the Debt Securities being offered and (y) to execute and deliver the applicable Indenture or other applicable operative document. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, I am of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to issue the Debt Securities.

2.

When the Senior Indenture, any supplemental indenture to be entered into in connection with the issuance of any Senior Debt Securities and the specific terms of a particular series of Senior Debt Securities have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, such Senior Debt Securities will be duly authorized for issuance.

Campbell Soup Company

August 17, 2023

3.

When the Subordinated Indenture, any supplemental indenture to be entered into in connection with the issuance of any Subordinated Debt Securities and the specific terms of a particular series of Subordinated Debt Securities have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, such Subordinated Debt Securities will be duly authorized for issuance.

I am a member of the Bar of the Commonwealth of Pennsylvania and hold a Limited License for In-House Counsel in the State of New Jersey. My opinions herein reflect only the application of applicable laws of the State of New Jersey. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

I consent to the use of this opinion as an exhibit to the Registration Statement. I also consent to any and all references to myself and this opinion in the prospectus which is part of said Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ Charles A. Brawley, III

Charles A. Brawley, III